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                                                                    EXHIBIT 21.1


                                  SUSIDIARIES
                                       OF
                         BOWMAR INSTRUMENT CORPORATION



                                Bowmar/ALI, Inc.
                       Bravo Acquisition Subsidiary, Inc.